KPMG Peat Marwick LLP

         Two Central Park Plaza                233 South 13th Street
         Suite 1501                            Suite 1600
         Omaha, NE  68102                      Lincoln, NE 68508-2041
         Telephone 402 348-1450                Telephone 402 476-1216
         Telefax 402 348-0152                  Telefax 402 476-1944



                                                                  Exhibit 23.1



                              ACCOUNTANTS' CONSENT



The Board of Directors
InaCom Corp.:


     We consent to incorporation by reference in the Registration Statement on Form S-3 of InaCom Corp. of our report dated February 21, 1997 relating to the consolidated balance sheets of InaCom Corp. and subsidiaries as of December 28, 1996 and December 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 28, 1996, which report appears in the December 28, 1996 Annual Report on Form 10-K of InaCom Corp. and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                     KPMG Peat Marwick LLP


                                                     /s/ KPMG Peat Marwick LLP


Omaha, Nebraska

April 23, 1997


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